                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                Park Avenue Tower
                              65 East 55th Street
                            New York, New York 10022
                           Telephone: (212) 451-2300
                           Facsimile: (212) 451-2222

                               www.olshanlaw.com

                                  May 20, 2005

Securities and Exchange Commission
450 Fifth Avenue, N.W.
Judiciary Plaza
Washington, D.C. 20549

            Re: FALCONSTOR, INC. - REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated
May 20,  2005 (the  "Registration  Statement"),  filed with the  Securities  and
Exchange Commission by FalconStor, Inc., a Delaware corporation (the "Company").
The  Registration  Statement  relates to 3,500,000  shares of common stock,  par value  $.001 per  share  (the  "Common  Stock"),  that  will be issued  and sold pursuant to the  Company's  2000 Stock Option Plan (the "2000 Plan") and 300,000
shares of Common  Stock that will be issued and sold  pursuant to the  Company's
2004 Outside Directors' Stock Option Plan (the "2004 Plan" and such shares to be issued under the 2000 Plan and the 2004 Plan, the "Shares").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders  of the  Company,  the  2000  Plan,  the 2004  Plan and such  other documents,  instruments and certificates of officers and  representatives of the
Company and public  officials,  and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion  hereinafter  expressed.
In making such  examination,  we have assumed the genuineness of all signatures, the  authenticity  of  all  documents  submitted  to us as  originals,  and  the conformity  to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the 2000 Plan and the 2004 Plan will be duly and validly  issued,  fully paid and non-assessable.

May 20, 2005
Page2

            We advise you that  Steven  Wolosky,  a member of this  firm,  holds
32,674 shares of Common Stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                          Very truly yours,

                          /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                          ------------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG
                           & WOLOSKY LLP